Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 29, 2003

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

7600B North Capital of Texas Highway, Suite 340, Austin, TX 78731
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	99.1	Perficient, Inc. Press Release issued on April 29, 2003 announcing financial results for the quarter ended March 31, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

On April 29, 2003, Perficient, Inc. announced its financial results for the quarter ended March 31, 2003.  A copy of the press release issued on April 29, 2003 concerning the financial results is filed herewith as Exhibit 99.1.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached hereto is being furnished under “Item 9.  Regulation FD Disclosure” rather than under “Item 12.  Disclosure of Results of Operations and Financial Condition.”  The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principals (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses.  Perficient believes that these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations.  These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures.  The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: April 29, 2003	By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated April 29, 2003, of the Registrant.